Audiovox Acquires Mobile Video Leader INViSiON Industries

HAUPPAUGE, N.Y., Feb 09, 2010 /PRNewswire via COMTEX/ -- Audiovox Corporation (Nasdaq: VOXX) today announced that it has acquired the assets of Invision Industries Inc., a leading manufacturer of rear seat entertainment systems to OEMs, ports, and car dealers. The assets were acquired by a new subsidiary of Audiovox, Invision Automotive Systems Inc ("IAS").

Invision has been a significant supplier to the mobile entertainment industry with a focus on developing innovative and award-winning rear seat entertainment systems primarily for the OE marketplace and the acquisition includes a robust patent portfolio.

Patrick Lavelle, president and CEO of Audiovox stated, "One of the strengths of Invision and one of the elements that made them a particularly attractive acquisition was their history of strong relationships with some of the world's leading car makers. As a result of this acquisition we believe we will enhance our position as a significant supplier to the OE market by adding increased R&D capabilities, a manufacturing facility and an established support team to augment our own OE group."

Lavelle continued, "We expect to take full advantage of the improvements in the automotive sector that have been projected for the coming year. This acquisition is in line with our strategy to enhance our position in existing categories and channels. We believe this transaction will be accretive in Fiscal 2011 and along with the other exciting programs underway in the mobile sector, should contribute to increased shareholder value."

IAS will report to Tom Malone, president of Audiovox Electronics Corp. and will continue to operate out of its existing facilities in Florida. Lavelle concluded, "The addition of the Invision team, will add a greater dimension to our OE mobile electronic sales capabilities and product development initiatives. I welcome each employee to the Audiovox team."

About Audiovox

Audiovox (Nasdaq: VOXX) is a recognized leader in the marketing of automotive entertainment, vehicle security and remote start systems, consumer electronics products and consumer electronics accessories. The company is number one in mobile video and places in the top ten of almost every category that it sells. Among the lines marketed by Audiovox are its mobile electronics products including mobile video systems, auto sound systems including satellite radio, vehicle security and remote start systems; consumer electronics products such as MP3 players, digital camcorders, DVRs, Internet radios, clock radios, portable DVD players, multimedia products like digital picture frames and home and portable stereos; consumer electronics accessories such as indoor/outdoor antennas, connectivity products, headphones, speakers, wireless solutions, remote controls, power & surge protectors and media cleaning & storage devices; Energizer(R)-branded products for rechargeable batteries and battery packs for camcorders, cordless phones, digital cameras and DVD players, as well as for power supply systems, automatic voltage regulators and surge protectors. The company markets its products through an extensive distribution network that includes power retailers, 12-volt specialists, mass merchandisers and an OE sales group. The company markets products under the Audiovox, RCA, Jensen, Acoustic Research, Energizer, Advent, Code Alarm, TERK, Prestige and SURFACE brands. For additional information, visit our Web site at www.audiovox.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the wireless business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2009.

    Company Contact:
    ----------------
    GW Communications
    Glenn Wiener, President
    Tel: 212-786-6011
    gwiener@GWCco.com

SOURCE Audiovox Corporation